UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549
                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2003

                               MEDIA GENERAL, INC.
             (Exact name of registrant as specified in its charter)

        Commonwealth of Virginia                            54-0850433
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

    333 E. Franklin St., Richmond, VA                          23219
(Address of principal executive offices)                     (Zip Code)

                                 (804) 649-6000
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report.)



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Item 9. Regulation FD Disclosure
        The following information is being furnished pursuant to Item 12, Results of Operations and Financial Condition.


FOR IMMEDIATE RELEASE
                                                          Tuesday, April 1, 2003


Media General Lowers First-Quarter Guidance to Reflect
War-Related Ad Cancellations, Deferral of Newsprint Price Increase

RICHMOND, Va. - Media General, Inc. (NYSE: MEG) today announced that its first-quarter results will reflect the negative impact of advertising cancellations related to the war in Iraq and an announcement by newsprint producers that an expected March 1 price increase has been deferred.

"Media General learned this week that the newsprint price increase of $50 per metric ton, scheduled to take effect March 1, has been deferred," said J. Stewart Bryan III, chairman and chief executive. "The deferral reflects softness in consumption, driven by lower ad linage, which is related to advertiser concerns about the war. This softness in the newsprint business will further dampen the performance of our one-third interest in SP Newsprint, which was already expected to come in substantially lower than last year," he said.

Midway through March, Media General experienced a softening in publishing and broadcast advertising revenues as a result of geopolitical concerns related to uncertainty about war with Iraq. During the first quarter, the company has also experienced the unfavorable impact on advertiser spending of an unusually long, harsh winter, particularly in Virginia and North Carolina.

"After war broke out on March 19, we experienced significant advertising cancellations in both our publishing and broadcasting businesses across all markets. The broadcast business was more severely affected, particularly in the national category, and we believe war-related cancellations hit our many small television markets harder than large TV markets," said Bryan.

As a result of this deterioration in business conditions, Media General expects first-quarter earnings per share to be in the area of 26 cents, including a gain of 16 cents per share from Media General's sale of its Hoover's stock to Dun & Bradstreet, which was completed in March. Media General earned 26 cents per share in the first quarter of 2002.

"During this difficult time of uncontrollable external events and their impact on our business, Media General is focusing on what we can control. We have implemented cost control measures, such as a hiring freeze and aggressive management of discretionary spending, and we will defer some of our planned capital expenditures. At the same time, we continue to emphasize new revenue generating initiatives, and we are realizing significant gains in circulation as a result of our readership initiatives," Bryan said. "Our underlying businesses are sound. We believe that once the situation in Iraq stabilizes and advertisers return to their accustomed spending levels, our results will rebound significantly."

Media General will announce first-quarter results on April 16.

Forward-Looking Statements

This news release contains forward-looking statements that are subject to various risks and uncertainties and should be understood in the context of the company's publicly available reports filed with the Securities and Exchange Commission. Media General's future performance could differ materially from its current expectations.

About Media General

Media General is an independent communications company situated primarily in the Southeast with interests in newspapers, television stations, interactive media and diversified information services. The company's publishing assets include The Tampa Tribune, the Richmond Times-Dispatch, the Winston-Salem Journal and 22 other daily newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina, as well as nearly 100 other periodicals and a 20 percent interest in The Denver Post. Media General's 26 network-affiliated television stations reach more than 30 percent of the television households in the Southeast, and nearly 8 percent of those in the United States. The company's extensive interactive media offerings include more than 50 online enterprises. Media General also has a 33 percent interest in SP Newsprint Co., which operates newsprint mills in Dublin, Ga., and Newberg, Ore.




Contact:
Lou Anne Nabhan
(804) 649-6103
lnabhan@mediageneral.com


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MEDIA GENERAL, INC.


DATE:  April 3, 2003                   /s/ Marshall N. Morton
                                       -----------------------------------------
                                       Marshall N. Morton
                                       Vice Chairman and Chief Financial
                                       Officer